Exhibit 99.1

Board of Directors
Vanity Events Holding, Inc,
1111 Kane Concourse, STE 304
Bay Harbor Islands, FL. 33154

Oct 4th, 2012

Re: Letter of Resignation

To the Board of Directors,

Please be advised that I herby resign my position as Interim Chief Executive Officer, Director, and Chairman of the Board of Vanity Events Holding. Inc. (The Company) effective as of Oct 4th, 2012.

Your truly,

/s/ Lloyd Lapidus

Lloyd Lapidus